Exhibit 10.55

Execution Version

OPTION EXTENSION AGREEMENT

This Option Extension Agreement (the “Agreement”) is made as of August 5, 2013, by and among Michael Saunders (“Saunders”), Kellwood Company, a Delaware corporation (the “Company”), Apparel Holding Corp., a Delaware corporation (the “Parent”), SCSF Cardinal, LLC, a Delaware limited liability company (“SCSF Cardinal”), and Sun Cardinal, LLC, a Delaware limited liability company (“Sun Cardinal”). The parties hereto are referred to collectively herein as the “Parties” and each as a “Party”. Capitalized terms not otherwise defined herein have the meaning set forth in that certain Grant Agreement by and between the Company and Saunders dated June 30, 2010 (the “Grant Agreement”).

WHEREAS, Saunders holds 10,000 vested options (the “Options”) to acquire 10,000 shares of non-voting common stock of the Company pursuant to the Grant Agreement;

WHEREAS, the Options were granted pursuant to the terms of that certain 2010 Stock Option Plan of the Company (as such Plan is later amended from time to time in accordance with its terms, the “Plan”);

WHEREAS, the Company and Saunders are party to that certain Extension Agreement, dated as of July 2, 2013 (the “Extension Agreement”) which such Extension Agreement, inter alia, extended the expiration of the Options until August 15, 2013;

WHEREAS, unless exercised in accordance with the Extension Agreement, the Options will expire on August 15, 2013;

WHEREAS, the Parties desire to further extend the expiration of the Options and otherwise set forth the terms and conditions on which the Options may be exercised;

NOW THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows.

1. Termination. Notwithstanding anything to the contrary in the Grant Agreement, the Plan, the Extension Agreement or any other agreement between the Parties, the Options shall not expire on August 15, 2013, but shall instead expire on the earliest of (a) the date which is ten (10) days after the consummation of the initial public offering by the Parent or its successor of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”), (b) the date of the consummation of a Sale (as such term is defined in the Grant Agreement) and (c) 11:59 on the tenth anniversary of the original grant date of the Option, which date the parties agree is June 30, 2020 (such earliest of (a), (b) or (c) referred to herein as, the “Expiration Time”). The Company shall provide Saunders with at least ten (10) days’ notice of the Expiration Time.

2. Exercise.

(a) Saunders agrees that Saunders shall not, and has no right to, exercise any of the Options (and any such exercise or attempt to exercise any of the Options prior to such period shall be void and ineffective) until the date that is ten (10) days prior to the

Expiration Time. If the Options are not exercised prior to the Expiration Time, the Options shall immediately expire upon the Expiration Time and Saunders shall have no further rights thereunder.

(b) Saunders shall notify the Company in writing of his intention to exercise his Options no less than five (5) days prior to such Expiration Time (such written notice referred to herein as an “Exercise Notice”). In the event that Saunders elects to exercise his Options, Saunders agrees that the Option shall be exercised only by executing a “Notice of Exercise of Stock Options” in substantially the form attached as Annex B to the Grant Agreement as may be reasonably modified to reflect the terms of this Agreement and that such exercise shall be conditioned upon the execution of the other documentation required by Section 4 hereof.

3. Sun Repurchase Rights; Settlement Rights.

(a) Repurchase of Options. Within the thirty (30) day period prior to the Expiration Time, Sun Cardinal, SCSF Cardinal or any their respective affiliates (as determined by Sun Cardinal or SCSF Cardinal) (“Purchaser”) shall have a right to purchase from Saunders (or any successor in interest by purchase, gift or other mode of transfer) all or any number of the Options, as determined by Purchaser in Purchaser’s sole discretion. Such purchase shall be made, in respect of each Option that the Purchaser elects to purchase, at the lower of (i) $120.78 per Option to acquire a share of non-voting common stock of the Company (a “Share”) (as such amount may be adjusted pursuant to Section 3(c)) or (ii) the Fair Market Value of a Share at the time of the Repurchase Notice (as defined below) minus, in the case of clause ii only, $1.00 (such amount, the “Purchase Price”). This right to purchase the Options shall be exercisable by Purchaser within the thirty (30) day period prior to the Expiration Time by: (i) giving written notice of such purchase to Saunders (a “Repurchase Notice”), which such Repurchase Notice shall include the number of Options that are to be purchased by the Purchaser, (ii) tendering payment of the applicable purchase price of the Options to Saunders within thirty (30) days of the delivery of such Repurchase Notice and (iii) complying with such other terms and conditions established herein. The Purchase Price may be made, at the discretion of the Company, (x) entirely in cash, (y) in a combination (as determined by the Parent in its good faith sole discretion) of cash and in a number of shares of non-voting common stock of the Parent valued at the Fair Market Value of such shares (as defined below) as of the date of the Repurchase Notice (“Parent Stock”) or (z) entirely in Parent Stock valued at the Fair Market Value of such shares as of the date of the Repurchase Notice. For purposes of this Agreement, “Fair Market Value” of either Company Stock or Parent Stock shall be determined by Parent in its good faith sole discretion, it being understood that the Parent, in determining Fair Market Value, shall consider the results of at least one commonly used business valuation methodology. Saunders hereby agrees that in the event that any portion of the Purchase Price is paid in Parent Stock, Saunders will enter into an agreement containing customary representations and warranties regarding the Options and the Parent Stock substantially similar to the representations and warranties contained within the “Notice of Exercise of Stock Options” attached as Annex B to the Grant Agreement. In the event that the Purchaser elects to purchase such Options in accordance with this Section 3(a), any Exercise Notice

Saunders may have provided shall be null and void with respect to the Options repurchased by the Purchaser and Saunders shall have no further rights pursuant to the Options other than to the payment of the Purchase Price contemplated under this Section 3(a), subject to the conditions contained herein. For the avoidance of doubt, the Purchaser’s purchase right pursuant to this Section 3(a) is not contingent upon Saunders providing the Company with an Exercise Notice.

(b) Repurchase of Shares. In the event that Saunders exercises the Options in accordance with Section 2 herein, then, following such exercise, Purchaser shall have a right, exercisable by the Purchaser at any time within seven (7) months of Saunders’ exercise of Options, to purchase from Saunders (or any successor in interest by purchase, gift or other mode of transfer) all or any number of Shares issued to Saunders in settlement of the Options, as determined by Purchaser in Purchaser’s sole discretion. Such purchase shall be made, in respect of each Share, at the lower of (i) $121.78 per share (as such amount may be adjusted pursuant to Section 3(d)) or (ii) the Fair Market Value of each such share of stock at the time of repurchase. This right to purchase shall be exercisable by: (i) giving written notice of such purchase to Saunders, which such notice shall include the number of shares that are to be purchased by Purchaser, (ii) tendering payment of the applicable purchase price in cash of the shares to Saunders within thirty (30) days of the delivery of such written notice and (iii) complying with such other terms and conditions established herein.

(c) Repurchase of Parent Stock. In the event that Purchaser repurchases all or any number of Options from Saunders pursuant to Section 3(a) and pays all or part of the Purchase Price to Saunders in Parent Stock, then, following such repurchase, Purchaser shall have a right, exercisable by the Purchaser at any time within seven (7) months of such repurchase, to purchase from Saunders (or any successor in interest by purchase, gift or other mode of transfer) all or any number of shares of Parent Stock issued to Saunders in the repurchase of the Options, as determined by Purchaser in Purchaser’s sole discretion. Such repurchase shall be made, in respect of each share of Parent Stock at the Fair Market Value of each such share of Parent Stock at the time of repurchase. This right to repurchase shall be exercisable by: (i) giving written notice of such repurchase to Saunders, which such notice shall include the number of shares of Parent Stock that are to be repurchased by Purchaser, (ii) tendering payment of the applicable purchase price in cash of the shares of Parent Stock to Saunders within thirty (30) days of the delivery of such written notice and (iii) complying with such other terms and conditions established herein.

(d) In the event of a dividend, recapitalization, or spin-off, split-up, combination or exchange of shares of the non-voting common stock of the Company or Parent or the like, any of which results in a change in the number or kind of shares of stock of the Company or Parent outstanding immediately prior to such event, the amounts that may be paid by Purchaser pursuant to this Section 3 shall be appropriately adjusted in order that the rights of Purchaser and Saunders are neither enlarged nor diminished as a result of such event. The Parties acknowledge that the proposed structure, including capital structure, of the Parent at the time of a potential IPO, if any, has not been finally determined, but such capital structure may involve (i) a stock split of the issued and outstanding capital stock of the Parent in anticipation of such an IPO and (ii) prior to an IPO, only a single class of voting common stock of the Parent being issued and outstanding, and that the provisions of this Section 3(d) shall be applied, if applicable, such that the rights of Purchaser and Saunders are neither enlarged nor diminished as a result of such event.

(e) SAUNDERS HEREBY ACKNOWLEDGES THAT ANYTIME AFTER THE DATE HEREOF ANY OF SCSF CARDINAL OR SUN CARDINAL OR THEIR RESPECTIVE AFFILIATES MAY SELL THE SHARES PURCHASED HEREUNDER OR OBTAINED BY EXERCISE OF OPTIONS PURCHASED HEREUNDER OR SIMILAR EQUITY SECURITIES OF THE PARENT OR THE COMPANY FOR CONSIDERATION SIGNIFICANTLY HIGHER THAN THE CONSIDERATION BEING PAID TO SAUNDERS FOR SUCH SHARES OR SUCH OPTIONS AND AGREES THAT SAUNDERS SHALL HAVE NO “LOOK BACK” OR SIMILAR RIGHTS.

4. Additional Agreements; Full Force and Effect. Saunders shall, in the Company’s reasonable discretion, be required to execute a stockholders’ agreement of the Parent or the Company, as applicable, a registration agreement of the Parent of the Company, as applicable and a limited liability company agreement of the Company (if applicable), or joinders thereto, as a condition to exercising any of the Options or as a condition of receiving the Parent Stock to which he may entitled pursuant to Section 3, as applicable, as well as an Underwriters Lock-Up Agreement substantially similar to any Underwriters Lock-Up Agreement entered into by any other holder of equity in Parent. Saunders acknowledges and agrees that in the event Saunders receives Parent Stock pursuant to Section 3, the provisions of the Plan and Grant Agreement shall be modified, in the Company’s reasonable discretion, for any conforming changes made necessary by his ownership of shares in Parent rather than the Company. All sections, provisions and clauses in the Grant Agreement and Plan, as modified, shall remain in full force and effect. All other sections, provisions, and clauses in the Extension Agreement, the Grant Agreement and the Plan not expressly modified by this Agreement shall remain in full force and effect.

5. No Assignments; Binding Effect. Except as provided in this Section 5, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other parties hereto. SCSF Cardinal, Sun Cardinal, the Company and the Parent may assign this Agreement to any affiliate and any successor to all or substantially all of the business and/or assets of SCSF Cardinal, Sun Cardinal, the Company or the Parent, respectively, provided that the assigning party shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the assigning party would be required to perform it if no such succession had taken place. As used in this Agreement, the term “Company” shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise and the term “Parent” shall mean the Parent and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors and administrators (including Saunders’s estate, in the event of Saunders’s death), and their respective permitted successors and assigns.

6. Saunders Acknowledgements. Saunders acknowledges that Saunders: (a) has carefully read this Agreement in its entirety; (b) is hereby advised by the other Parties in writing to consult with an attorney of Saunders’s choice prior to signing this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with Saunders’s independent legal counsel, or has had a reasonable opportunity to do so; (d) has had answered to Saunders’s satisfaction by Saunders’s independent legal counsel all questions that Saunders has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (e) is signing this Agreement voluntarily and of Saunders’s own free will and agrees to abide by all of the terms and conditions contained herein.

7. Information. Saunders acknowledges that (i) SCSF Cardinal and Sun Cardinal control the Parent, (ii) the Parent controls the Company, (iii) the Company’s board of directors is composed of officers, directors, employees and affiliates of the Parent, SCSF Cardinal and Sun Cardinal (iv) Sun Cardinal, SCSF Cardinal, the Parent and the Company may have, and later may come into possession of, information with respect to the Company’s or the Parent’s common stock, the Company, the Parent or their respective affiliates that is not known to Saunders and that may be material to a decision to accept or sell stock in either the Company or the Parent (the “Information”), (v) Saunders has decided to enter into the transactions contemplated by this Agreement notwithstanding his lack of knowledge of the Information and (vi) none of Sun Cardinal, SCSF Cardinal, the Company nor the Parent shall have any liability to Saunders and Saunders waives and releases any claims that he might have against Sun Cardinal, SCSF Cardinal, the Parent or the Company or any of their respective officers, directors, representatives or affiliates, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Information in connection with the transactions contemplated hereby.

8. Authority. Each of the Parties represents and warrants to the other Parties that (i) such Party has full legal capacity, power and authority to enter in to this Agreement and consummate the transactions contemplated hereby and by the exhibits hereto and (ii) the consummation of the transactions contemplated by this Agreement and the exhibits hereto and the performance of such Party’s obligations hereunder will not conflict with, or result in any violation of or default under, any provision of any agreement or other instrument to which such Party is a party or by which such Party or any of its properties is bound, or any judgment, decree, order, statute, rule or regulation applicable to such Party’s properties. Saunders represents and warrants to each of the other Parties that Saunders has legal, beneficial and marketable title to the Options, and upon their exercise, the shares issued to settle the Options, free and clear of any lien, liability or encumbrance, and Saunders has not transferred nor taken any action which could be interpreted to transfer or intend to transfer the Options to any other person or third party.

9. Restrictive Covenants. Saunders hereby (a) reaffirms Saunders’ obligations under Annex A of the Grant Agreement and (b) understands, acknowledges and agrees that such obligations survived Saunders’ termination of employment with the Company and execution of the Options and remain in full force and effect and be binding on Saunders in accordance with all of the terms and conditions thereof.

10. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Law of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

11. Entire Agreement. Saunders understands that this Agreement and the documents referenced herein constitute the complete understanding between the Company and Saunders, and, except as specifically provided herein, supersedes any and all agreements, understandings, and discussions, whether written or oral, between Saunders and the Company. No other promises or agreements shall be binding unless in writing and signed by both the Company and Saunders after the date of this Agreement.

12. Notices. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mails, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by facsimile transmission addressed as follows:

(i)	If to the Company, to:

Kellwood Company

600 Kellwood Parkway

Chesterfield, MO 63017

Attention: General Counsel

Facsimile Number: (314) 576-3388

(ii)	If to the Parent, to:

Apparel Holding Corp.

c/o Kellwood Company

600 Kellwood Parkway

Chesterfield, MO 63017

Attention: General Counsel

Facsimile Number: (314) 576-3388

(iii)	If to SCSF Cardinal, to:

SCSF Cardinal, LLC

c/o Sun Capital Advisors V, L.P.

5200 Town Center Circle, Suite 600

Boca Raton, Florida 33486

Attention: C. Deryl Couch, Jason H. Neimark and Brian McGee

Facsimile No.: (561) 394-0540

(iv)	If to Sun Cardinal, to:

Sun Cardinal, LLC

c/o Sun Capital Advisors V, L.P.

5200 Town Center Circle, Suite 600

Boca Raton, Florida 33486

Attention: C. Deryl Couch, Jason H. Neimark and Brian McGee

Facsimile No.: (561) 394-0540

(v)	If to Saunders, to the address last shown on the Company’s records.

13. Further Assurances. Saunders shall execute and deliver such further agreements and take such additional action as may be necessary in the reasonable discretion of either the Parent or the Company to effect or consummate the IPO, the corporate restructuring undertaken in anticipation of the IPO (the “Restructuring”), the Sale or such other similar transactions as are contemplated by the IPO, the Restructuring or the Sale.

14. Miscellaneous. This Agreement is not intended, and shall not be construed, as an admission that the Company has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against Saunders. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15. Section 409A Compliance. The intent of the parties hereto is that payments and benefits under this Agreement that are subject to Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) comply with or be exempt from Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Saunders acknowledges and agrees that the Parent and the Company make no warranty or representations with respect to the application of Code Section 409A and other tax consequences to any payments contemplated hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

KELLWOOD COMPANY

By:	/s/ Jill Granoff
Jill Granoff
Chief Executive Officer & President

SCSF CARDINAL, LLC

By:	/s/ Michael J. McConvery
Michael J. McConvery
Vice President & Assistant Secretary

SUN CARDINAL, LLC

By:	/s/ Michael J. McConvery
Michael J. McConvery
Vice President & Assistant Secretary

APPAREL HOLDING CORP.

By:	/s/ Jill Granoff
Jill Granoff
Chief Executive Officer & President

MICHAEL SAUNDERS

/s/ Michael Saunders
Michael Saunders

Signature Page to Option Extension Agreement